EXHIBIT 10.7

                               GARDENBURGER, INC.
                         1992 FIRST AMENDED AND RESTATED
                          COMBINATION STOCK OPTION PLAN

      GARDENBURGER, INC. fka Wholesome & Hearty Foods, Inc., an Oregon corporation (the "Company"), hereby adopts, establishes and sets forth the terms of the Gardenburger, Inc., 1992 First Amended and Restated Combination Stock Option Plan (the "Plan"), which Plan hereby amends and restates in its entirety the Gardenburger, Inc. 1992 Employee Incentive Stock Option Plan (the "Prior Plan").

      1.  PURPOSE OF PLAN

          1.1 The purpose of the Plan is to provide participating officers, employees, directors, agents, consultants and independent contractors an added incentive for high levels of performance and for maximum efforts to increase the success of the Company. The Plan will seek to accomplish these purposes by granting such officers, employees, directors, agents, consultants and independent contractors one or more options to acquire shares of the no par value Common Stock of the Company ("Common Stock").

          1.2 The Plan is expected to benefit shareholders by enabling the Company to attract and retain persons to serve on the Company's Board of Directors and other personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Common Stock to which such personnel have contributed.

          1.3 Each incentive stock option ("ISO") granted hereunder is intended to constitute an "incentive stock option," as such term is defined in Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), and this Plan and each such ISO is intended to comply with all of the requirements of said Section 422 and of all other provisions of the Code applicable to incentive stock options and to plans issuing the same. Each nonstatutory stock option ("NSO") granted hereunder is intended to constitute a nonstatutory stock option that does not comply with the requirements of Section 422 of the Code. ISOs and NSOs (including Directors' Options) shall sometimes be referred to collectively as "Options."

          2.   ADMINISTRATION OF THE PLAN

          2.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of the Board appointed in accordance with Section 2.2 or 2.4.2 below (the Board, or the committee, if appointed, will be referred to in this Plan as the "Administrative Committee").

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          2.2 At any time, the Board may appoint an Administrative Committee, consisting of not less than two of its members to administer the Plan on behalf of the Board in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. Once appointed, members of the Administrative Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Administrative Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the Administrative Committee and thereafter directly administer the Plan.

          2.3 A majority of the members of the Administrative Committee shall constitute a quorum, and, subject to the limitations in this Section 2, all actions of the Administrative Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Administrative Committee who are not Disinterested Persons (as defined in Section 2.4.3) may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option (other than a Directors' Option) to himself or herself (but any such member may be counted in determining the existence of a quorum at any meeting of the Administrative Committee during which action is taken with respect to the granting of Options to him or her).

          2.4 Notwithstanding the foregoing provisions of this Section 2, commencing on the date the Company registers any class of any equity security under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), until six months after the termination of such registration, the Plan shall be administered as follows:

               2.4.1 The Plan shall be administered by the Board, but only if all members of the Board are Disinterested Persons (as this term is defined in Section 2.4.3 below), or by the Administrative Committee appointed in accordance with Section 2.4.2 below.

               2.4.2 At any time, if all members of the Board are not Disinterested Persons, or if all members of the Board are Disinterested and the Board, in its discretion nonetheless desires, the Board shall appoint two or more of its members, all of whom are Disinterested Persons, to the Administrative Committee to administer the Plan on behalf of the Board in accordance with such terms and conditions consistent with this Plan as the Board may prescribe. Once appointed, the Administrative Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Administrative Committee and appoint additional members (all of whom shall be Disinterested Persons), remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Administrative Committee and thereafter directly administer the Plan so long as all members of the Board are Disinterested Persons. At no time shall a person who is not a Disinterested Person serve on the Administrative Committee appointed under this Section 2.4.2, nor shall such Administrative Committee at any time have less than two members.

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               2.4.3 The term "Disinterested Person" shall mean a director who qualifies as a disinterested person as defined in 17 C.F.R.
     240.16b-3(c)(2)(i), as the same may be amended from time to time.

          2.5 The Administrative Committee shall have the authority to:

               2.5.1 Administer the Plan in accordance with its express terms;

               2.5.2 Determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Common Stock;

               2.5.3 Correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan;

               2.5.4 Prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

               2.5.5 Determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of employment for purposes of the Plan;

               2.5.6 Select, based on the eligibility criteria set forth in
     Section 3 below, those officers, employees, directors, agents, consultants and independent contractors to whom Options (other than Directors' Options) shall be granted;

               2.5.7 Determine whether the Company shall grant ISOs or NSOS, the terms and provisions of the respective Option agreements to be entered into with such persons (which need not be identical with the terms of any other such agreement and which may include, without limitation, provisions granting to one or more officers of the Company, a proxy covering the shares acquired by the Optionee upon exercise of one or more Options), when such Options shall be granted and the number of shares of Common Stock subject to each Option;

               2.5.8 Convert an ISO into a NSO in accordance with Section 13 below; and

               2.5.9 Make all other determinations necessary or advisable for administration of the Plan.

          2.6 Exercise of the foregoing authority by the Administrative Committee shall be consistent with the intent that the ISOs issued under the Plan be qualified under the terms of Section 422 of the Code, and that the Non-ISOs shall not be so qualified. All determinations made by the Administrative Committee in good faith on matters referred to in this Section 2 shall be final, conclusive, and binding upon all persons. The Administrative Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

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          2.7 With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and its successors under the 1934 Act. To the extent any provision of the Plan or the actions of the Administrative Committee, or the members thereof, fail to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrative Committee.

     3.   ELIGIBILITY

          3.1 ISOs may be granted to any officer or employee of the Company or of any Affiliate of the Company as defined in Section 3.2 below. NSOs may be granted to an employee, officer, director (whether or not the director is also an officer or employee), agent, consultant or independent contractor of the Company or of any Affiliate of the Company. Each officer, employee, director, agent, consultant or independent contractor so selected by the Administrative Committee, and each director entitled to an automatic grant of Directors' Options pursuant to Section 4 below, shall sometimes be referred to as an "Optionee."

          3.2 As used in this Plan, an "Affiliate" of the Company shall refer to a "parent corporation" of the Company as described in Section 424(e) of the Code or to a "subsidiary corporation" of the Company as described in Section 424(f) of the Code.

          3.3 Notwithstanding anything in this Section 3 to the contrary, an Optionee who is not an employee of the Company or of an Affiliate of the Company shall not be eligible to receive an ISO under the Plan and no ISOs shall be granted to such persons.

          3.4 Notwithstanding anything in this Plan to the contrary, no officer or employee shall receive Options covering more than 250,000 shares of Common Stock in any calendar year.

          3.5 No Option shall be granted hereunder to any Optionee unless the Administrative Committee shall first have determined that the grant of such Option (and the exercise thereof by the Optionee) will not violate the securities law of the state where the Optionee resides.

     4.   ELIGIBILITY FOR DIRECTORS' OPTIONS

          Each individual who is a member of the Company's Board of Directors on a "Director Option Grant Date" (as defined below) in any year during the term of this Plan, and who has not at any time during the preceding calendar year been an employee of the Company or its Affiliates, shall receive an automatic grant of an NSO to acquire three thousand (3,000) shares of Common Stock of the Company (hereinafter a "Directors' Option"). Directors' Options shall be granted on the date on which the Company holds its Annual Meeting of Shareholders, and on the date of each subsequent Annual Meeting of Shareholders during the term of

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this Plan to all eligible Directors (each such date shall be referred to as a
"Director Option Grant Date"), and shall include the following terms:

          4.1 The exercise price shall be the fair market value on the Director Option Grant Date;

          4.2 Each Directors' Option shall vest and be exercisable one year after the Date of Grant;

          4.3 Each Directors' Option shall be evidenced by an Option agreement executed by the Company and the Director; and

          4.4 Notwithstanding anything to the contrary in this Plan, if a Directors' Option is granted to a person who, on the Date of Grant or at any time thereafter, is subject to Section 16 of the 1934 Act, the Option Agreement shall provide that at least six (6) months must elapse from the Date of Grant of the Directors' Option to the date of disposition, as defined in Section 424(c) of the Code, of the Common Stock issued upon exercise of such Director's Option. Options pursuant to and in accordance with this Section 4 (referred to herein as "Directors' Options").

     5.   SHARES AVAILABLE FOR OPTIONS

          5.1 The Administrative Committee, from time to time, may provide for the issuance, offer and sale in the aggregate of up to Two Million Five Hundred Thousand (2,500,000) shares of Common Stock to be made available from authorized but unissued shares of the Company's Common Stock. The number of such shares shall be subject to any adjustment required or permitted pursuant to the provisions of Section 11 below.

          5.2 If any Option granted under the terms of the Plan shall expire or terminate for any reason without having been exercised in full, the shares of Common Stock not purchased which were formerly subject to such Option shall again be available for issuance under the Plan.

          5.3 At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     6.   OPTION TERMS

          6.1 With respect to each Option granted to an Optionee designated by the Administrative Committee in accordance with Section 3 above, the Administrative Committee shall specify the following terms:

               6.1.1 Whether the Option is an ISO or a NSO;

               6.1.2 The number of shares of Common Stock subject to purchase pursuant to the Option;

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               6.1.3 The date on which the grant of the Option shall be
     effective (the "Date of Grant");

               6.1.4 The period of time during which the Option shall be exercisable, which shall in no event be more than ten (10) years following its Date of Grant; PROVIDED, HOWEVER, if an ISO is granted to an Optionee who, on the Date of Grant, owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate of the Company, the period of time during which the Option shall be exercisable shall in no event be more than five (5) years following its Date of Grant;

               6.1.5 The price at which the Option shall be exercisable by the Optionee (the "Option Price"); PROVIDED, HOWEVER, that the Option Price specified in ISOs shall in no event be less than the fair market value on the Date of Grant of the shares of Common Stock subject thereto, and the Option Price of an NSO shall in no event be less than 85 percent of the fair market value on the Date of Grant of the shares of Common Stock subject thereto; and PROVIDED FURTHER, that, if an ISO is granted to an Optionee who, on the Date of Grant, owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate of the Company, then the Option Price specified in the ISO shall be at least one hundred ten percent (110%) of the fair market value, on the Date of Grant, of the shares of Common Stock subject thereto. For the purposes hereof, the fair market value of the shares on the Date of Grant shall mean (i) the average of the bid and ask prices of shares of Common Stock sold on the NASDAQ National Market System (or any national stock exchange) on the last trading date immediately preceding the Date of Grant (or if there was no sale on such date, the highest asked price for the Common Stock on such date), or (ii) if the Common Stock is not listed on the NASDAQ National Market System (or any national stock exchange) on the Date of Grant, the mean between the "bid" and "asked" prices of the Common Stock in the Over-The-Counter market as quoted on NASDAQ on the last trading date immediately preceding the Date of Grant, or
     (iii) if the Common Stock is not traded in any market, that price determined by the Administrative Committee to be fair market value, based upon such evidence as it may deem appropriate under the circumstances;

               6.1.6 Any vesting schedule restricting the right of the Optionee to exercise the Option, it being intended that the Administrative Committee shall have complete discretion with respect to the terms of such vesting schedule, including, without limitation, discretion (a) to allow full and immediate vesting upon grant of the Option, (b) to permit partial vesting in stated percentage amounts based on the length of the holding period of the Option, (c) to permit full vesting after a stated holding period has passed, (d) to permit vesting only upon the satisfaction of financial performance criteria established and specified by the Administrative Committee in the Option Agreement, or (e) with the consent of the Optionee and subject to the limitations set forth in Section 6.1.4 above, to modify the vesting schedule of any outstanding Option; provided that, notwithstanding the foregoing, an Option shall immediately vest and become exercisable in full upon the termination of the employment of the Optionee holding such Option as a result of the Optionee's death or disability

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     (within the meaning of Section 22(e)(3) of the Internal Revenue Code of
     1986, as amended); and

               6.1.7 Such other terms and conditions as the Administrative Committee deems advisable and as are consistent with the purpose of this Plan.

          6.2 Notwithstanding any provision of this Section 6 to the contrary, no Option shall be granted hereunder later than ten (10) years from the Effective Date of the Plan, as this term is defined in Section 16 below, and no Option granted hereunder shall be exercisable more than ten (10) years following the date of grant.

          6.3 Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of options granted hereunder be uniform.

          6.4 Notwithstanding anything to the contrary in this Plan, if an Option is granted to a person who, on the Date of Grant or at any time thereafter, is subject to Section 16 of the 1934 Act, the Option Agreement shall provide that at least six (6) months must elapse from the Date of Grant of the Option to the date of disposition, as defined in Section 424(c) of the Code, of the Common Stock issued upon exercise of such Option.

     7.   LIMITATION ON GRANTS OF ISOS

          In the event that the aggregate fair market value of Common Stock and other stock with respect to which ISOs granted to an Optionee under this Plan or incentive stock options granted under any other plan of the Company or of any Affiliate of the Company are exercisable for the first time during any calendar year exceeds the maximum permitted under Section 422(d) of the Code, the portion of the Option representing such excess shall be treated as a NSO notwithstanding anything to the contrary contained in the Option Agreements.

     8.   EXERCISE OF OPTION

          8.1 Subject to any limitations or conditions imposed upon an Option pursuant to Section 6 above, an Optionee (or the Qualified Successor of an Optionee pursuant to Sections 9.2 and 9.3 below, or the Guardian of an Optionee pursuant to Section 9.4 below) may exercise an Option, or any part thereof (unless partial exercise is specifically prohibited by the terms of the Option), by giving written notice thereof to the Company at its principal place of business. If requested by the Company, such notice shall include a written representation from the Optionee that the shares to be purchased are being acquired for investment and not for resale or distribution.

          8.2 The notice described in Section 8.1 shall be accompanied by (a) full payment of the Option Price to the extent the Option is so exercised, and

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(b) full payment of any amounts the Company determines must be withheld for tax purposes from the Optionee pursuant to the Optionee's option agreement. Such payment shall be:

               8.2.1 In lawful money of the United States and shall be payable in cash or by certified or cashier's check;

               8.2.2 In the discretion of the Administrative Committee and with the consent of the Optionee, through delivery by the Optionee and/or withholding by the Company, of shares of Common Stock having a fair market value as of the date of exercise equal to the cash exercise price of the Option plus any amounts the Company determines must be withheld from the Optionee for tax purposes. The fair market value of each such share of Common Stock on the date of payment shall be determined in good faith by the Administrative Committee, which determination shall be conclusive;

               8.2.3 In the discretion of the Administrative Committee, by delivery of the Optionee's personal recourse note, bearing interest payable not less frequently than annually, at a rate of not less than the applicable federal rate, as defined in Section 1274(d) of the Code; or

               8.2.4 At the discretion of the Administrative Committee, by any combination of Sections 8.2.1, 8.2.2, or 8.2.3 above.

     9.   TRANSFERABILITY OF OPTIONS

          9.1 Except as provided otherwise in this Section 9, no Option shall be transferred or be exercised by any person other than the Optionee to whom such Option was originally granted.

          9.2 If an Optionee ceases to be employed by the Company or by any Affiliate of the Company by reason of such Optionee's death, any Options held by such Optionee shall pass to the person or persons entitled thereto pursuant to the will of the Optionee or the applicable laws of descent and distribution (such person or persons are sometimes herein referred to collectively as the "Qualified Successor" of the Optionee), and shall be exercisable by the Qualified Successor in accordance with the terms of the applicable Option Agreement.

          9.3 In the event a guardian (the "Guardian") is appointed for an Optionee whose employment is terminated by the Company or by any Affiliate of the Company by reason of such Optionee's disability, as defined in Section 22(e)(3) of the Code, any Option held by such Optionee that could have been exercised immediately prior to such termination of employment shall be exercisable by the Guardian of such Optionee for a period of one (1) year following the termination of employment of such Optionee.

          9.4 If an Optionee who has ceased to be employed by the Company or by any Affiliate of the Company by reason of such Optionee's disability, as defined in Section 22(e)(3) of the Code, dies within six (6) months after the termination of such employment, any Option held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor for a period of one (1) year following the termination of employment of such Optionee.

          9.5 In the event that a qualified domestic relations order, as defined by Section 414(p) of the Code or Title I of the Employee Retirement

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Income Security Act or the rules thereunder, mandates the transfer of any Option that could have been exercised immediately prior to the issuance of such order, such Option shall pass to the person or persons entitled thereto pursuant to the order ("Domestic Relations Successor"), and shall be exercisable by such person or persons in accordance with the terms of the applicable Option Agreement. Hereinafter, all references to a Qualified Successor shall include a Domestic Relations Successor.

          9.6 Notwithstanding anything to the contrary in this Plan, except as otherwise provided in an applicable Option Agreement, the vesting of Options held by a Qualified Successor or exercisable by a Guardian shall cease on the date the Optionee's employment is terminated for any reason, including, without limitation, death or disability.

          9.7 In the event that two or more persons constitute the Qualified Successor or the Guardian of an Optionee, all rights of such Qualified Successor or such Guardian shall be exercisable, if at all, by the unanimous agreement of such persons.

          9.8 Employment shall be considered as continuing intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days or, if longer, for so long as the Optionee's right to reemployment with the Company or an Affiliate thereof is guaranteed either by statute or by contract. If the period of such leave exceeds ninety (90) days and his or her reemployment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first (91st) day of such leave.

     10.  TERMINATION OF OPTIONS

          To the extent not earlier exercised, and except as otherwise provided in an applicable Option Agreement, an Option shall terminate at the earliest of the following dates:

          10.1 The date of termination specified for such Option in the respective Option Agreement, regardless of whether the Optionee's employment is terminated by reason of the Optionee's death;

          10.2 One (1) year following the termination of the Optionee's employment with the Company or with any Affiliate of the Company by reason of the Optionee's disability (within the meaning of Section 22(e)(3) of the Code);

          10.3 Ninety (90) days after the date of termination of the Optionee's employment with the Company or any Affiliate of the Company for any reason other than the Optionee's death or disability (as defined in Section 10.2 above);

          10.4 The date of any sale, transfer or hypothecation, or any attempted sale, transfer or hypothecation of an option in violation of Section 10.1 above; or

          10.5 The date specified in Section 11.3 below for such termination in the event of a Terminating Event.

     11.  ADJUSTMENTS TO OPTIONS

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          11.1 If there is a material alteration in the capital structure of the
Company on account of a reorganization, merger, recapitalization, exchange of shares, stock split, reverse stock split, stock dividend, or otherwise, the Administrative Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Administrative Committee determines to be appropriate and equitable under the circumstances so that the proportionate interest of that holder of any such outstanding Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation, (a) a change in the number or kind of shares of stock of the Company covered by the Options, and/or (b) a change in the Option Price payable per share; PROVIDED, HOWEVER, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 11.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of preferred shares of the Company or any other instrument convertible into Common Stock, shall be deemed material alterations of the capital structure of the Company.

          11.2 Subject to the giving of notice pursuant to Section 11.3, all Options granted under the Plan shall terminate upon the earlier of the occurrence of (a) the dissolution or liquidation of the Company; (b) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which, immediately following such reorganization, merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation, including such reorganizations, mergers or consolidations where the Company will not be the surviving corporation; (c) the sale of all or substantially all of the assets of the Company; or (d) upon the occurrence of an event whereby any person or entity, including any "beneficial owner" as defined or used in Section 13(d)(3) of the 1934 Act, acquires Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company (collectively the "Terminating Events" and individually a "Terminating Event").

          11.3 The Company shall give notice to Optionees not less than thirty
(30) days prior to the consummation of a Terminating Event as defined in Section
11.2 above, whereupon each Optionee shall have the right for a period of thirty
(30) days following the notice to exercise in full or in part any unexercised or unexpired Options then held by the Optionee, without regard to any contingent vesting provision to which the Options may have otherwise been subject pursuant to Section 6.1.6 above. Any Options not exercised as of the expiration of this thirty (30) day period shall immediately terminate without any further action by the Company or the Administrative Committee.

          11.4 Adjustments and determinations under this Section 11 shall be made by the Administrative Committee (upon the advice of counsel), whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

     12.  TERMINATION AND AMENDMENT

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          12.1 Unless earlier terminated as provided below, the Plan shall terminate on and no Option shall be granted under the Plan ten (10) years after the Effective Date of the Plan, as defined in Section 16 below.

          12.2 The Board may at any time terminate, suspend or amend the terms of the Plan. Except as provided in Section 11 above, however, the Board may not take any of the following actions without obtaining, within 12 months before or after the Board adopts a resolution authorizing any such actions, the approval of the affirmative votes of the majority of the shares of Common Stock of the Company present, or represented by proxy, and entitled to vote at a meeting duly held in accordance with applicable laws of the State of Oregon:

               12.2.1 Materially increase the number of shares in the aggregate which may be made the subject of Options granted under the Plan;

               12.2.2 Materially modify the eligibility requirements under the Plan or change the designation or the class of employees eligible to receive ISOs under the Plan;

               12.2.3 Materially increase the benefits accruing to participants under the Plan; or

               12.2.4 Make any change in the terms of the Plan which would cause the ISOs granted hereunder to lose their qualification as incentive stock options under Section 422 of the Code.

               12.2.5 Extend the termination date of the Plan past the date specified in Section 12.1 above.

          12.3 Notwithstanding the above, the Administrative Committee may grant to an Optionee, if such Optionee is otherwise eligible, additional Options or, with the consent of the Optionee, may grant a new option in lieu of an outstanding Option, for a number of shares, at an Option Price and for a term which is greater or less than that of the earlier Option, subject to the limitations hereof.

          12.4 No Option may be granted during any suspension or after termination of the Plan. Amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option.

     13.  CONVERSION OF ISOS INTO NSOS

          At the written request of any ISO Optionee, the Administrative Committee, in its discretion, may, at any time prior to the expiration of such Optionee's ISOS, take any actions as may be necessary to convert all or any portion of the unexercised shares covered by such Optionee's ISO into NSOs regardless of whether the Optionee is an officer, employee, director, agent, consultant or independent contractor of the Company or of any Affiliate of the

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Company at the time of such conversion. Subject to the limitations set forth in this Plan, such actions may include, without limitation, extending the exercise period or reducing the exercise price of the shares then subject to such ISOs. At the time of such conversion, the Administrative Committee, with the consent of the Optionee, may impose such conditions on the exercise of the resulting NSOs as it deems appropriate, and no such conversion shall occur until and unless the Administrative Committee takes appropriate action. The Administrative Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

     14.  CONDITIONS UPON ISSUANCE OF SHARES

          14.1 Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, all applicable state securities law, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automatic quotation system upon which the shares may then be listed or otherwise traded, and such compliance has been confirmed by counsel for the Company.

          14.2 The Company's inability to obtain authority from any regulatory body having jurisdiction over the issuance and delivery of the shares pursuant to the exercise of Options, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such shares.

     15.  MISCELLANEOUS PROVISIONS

          15.1 Nothing contained in this Plan shall obligate the Company to employ an Optionee or retain an Optionee as an officer, employee, director, agent, consultant or independent contractor for any period, nor shall this Plan interfere in any way with the right of the Company to reduce the Optionee's compensation.

          15.2 The provisions of this Plan, each Option issued to an Optionee hereunder, and the agreement evidencing the Option shall be binding upon such Optionee, the Qualified Successor of such Optionee, and the heirs, successors, and assigns of such Optionee.

          15.3 Where the context so requires, references to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

          15.4 This Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable hereto, as well as the laws of the State of Oregon.

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


          15.5 Proceeds from the sale of stock pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

          15.6 All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted pursuant to this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given (in which case notice shall be deemed to have been duly given on the date of such service), or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or her or its most recent known address, in which case such notice shall be deemed to have been duly given on the third (3rd) postal delivery day following the date of such mailing.

          15.7 The participants shall be under no obligation to exercise Options granted under this Plan.

     16.  EFFECTIVE DATE OF PLAN

          16.1 The effective Date of the Plan is January 2, 1992 (the "Effective Date"), the date on which the shareholders approved the Prior Plan. Any amendment to the Plan shall be effective upon adoption of a resolution of the Board approving such amendment; provided, however, that if such approval is necessary, no such amendment shall be effective unless approved by holders of a majority of the Company's outstanding voting shares within twelve (12) months before or after the date the Plan is adopted or amended by the Board, whichever is the latest to occur.

          16.2 This Plan shall replace and supersede the Prior Plan and all options granted under the Prior Plan shall be deemed to have been granted under this Plan and shall be subject to the terms and conditions set forth herein.




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